UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GOLDEN PATH ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Explanatory Note

Golden Path Acquisition Corporation (“Golden Path,” “GPCO,” “we,” “our,” or “us”) is filing these definitive additional proxy materials with respect to the definitive proxy statement filed by Golden Path with the Securities and Exchange Commission (the “SEC”) on August 12, 2022 (the “Definitive Proxy Statement”) in connection with the Director Election Proposal. All other information in the Definitive Proxy Statement remains unchanged.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The following disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined text shows text being added to and strikethrough text shows text being removed from a referenced disclosure in the Definitive Proxy Statement.

The last paragraph on the first page of cover letter to shareholders is amended and restated as follows:

Upon the closing of the Business Combination, the following transactions and events will also be consummated:

●	The board of directors of Golden Path will be reconstituted to be comprised of a total of ~~five (5)~~ six (6) persons, four (4) of whom shall be nominees of MC and ~~one~~ two (2) of whom shall be nominees of Golden Path;

●	Golden Path shall change its name to MicroCloud Hologram Inc.; and

●	The MC shareholders will execute lock-up agreements where such persons will agree not to sell, transfer or assign, except for estate planning purposes or to persons who agree to the terms of the lock-up period, any securities of New Golden Path held by them (an aggregate of 41,554,455 ordinary shares until the earlier of (i) six (6) months after the date of the consummation of Business Combination or (ii) the date on which the closing price of Golden Path ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination. Additionally, our sponsor and our officers and directors have previously executed a lockup agreement covering all the securities held by them under the same terms and conditions.

At the Extraordinary General Meeting, Golden Path shareholders will be asked to consider and vote upon the following proposals:

1.	Approval of the Business Combination (the “Business Combination Proposal” or “Proposal 1”);

2.	Approval of the appointment of ~~five (5)~~ six (6) members to the Board of directors of Golden Path (the “Director Election Proposal” or “Proposal 2”);

3.	Approval for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the issuance by Golden Path of an aggregate of 44,554,455 newly issued Golden Path ordinary shares to the MC shareholders pursuant to the Merger Agreement and the issuance of an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate (the “Nasdaq Stock Issuance Proposal or “Proposal 3”):

The first paragraph on page 19 of the Definitive Proxy Statement is amended and restated as follows:

Effective as of the closing of the Business Combination, the board of directors of New Golden Path will consist of ~~five~~ six members, four of whom will be nominated by MC and one two (2) of whom shall be nominees of Golden Path. In order to continue to satisfy the Nasdaq Capital Market listing standards, at least three of the members of the board of directors will be independent in accordance with the Nasdaq listing rules. Additionally, at least one member must be designated and qualify as a “financial expert” under Securities and Exchange Commission rules and regulations. See section titled “New Golden Path’s Directors and Executive Officers after the Business Combination” for additional information.

The fourth paragraph on page 63 of the Definitive Proxy Statement is amended and restated as follows:

The second material weakness is that MC lacked formal policies and procedures to establish a risk assessment process and internal control framework and lacked an audit committee and the internal audit function to establish formal risk assessment process and internal control framework. To respond to this material weakness, MC had initiated a remediation plan in 2021. MC’s remedial efforts primarily focused on: (i) identifying and evaluating risks that MC faces; (ii) adopting control activities to be taken to mitigate risks with written policies and procedures; (iii) ensuring efficient internal and external communication environment and all parts of MC are adhering to standard practices; and (iv) monitoring regularly to verify that internal controls are functioning property. MC is currently in the process of assembling a team to develop an implementation plan that determines detailed scope and timeframe, resource allocation and staff responsibilities. MC has not incurred material costs related to the remedial measures undertaken to address the second material weakness, given that such measures had been primarily carried out by its internal staff. However, MC may incur additional operating cost as it further proceeds with the remedial measures. In addition, subsequent to the consummation of Business Combination, New Golden Path will devote significant effort and resources to the remediation and improvement of its risk assessment process and internal control framework. Moreover, upon the closing of the Business Combination, New Golden Path will re-constitute the membership of the audit committee. The existing charters previously adopted by Golden Path following its IPO will continue to be in effect. The audit committee will consist of ~~three~~ four independent directors and be headed by audit committee chair, Ms. Mi Zhou. Ms. Mi Zhou has extensive experience and expertise in finance, investment and capital markets and Golden Path has determined that he qualifies as an “audit committee financial expert.”

The fifth paragraph on page 78 of the Definitive Proxy Statement is amended and restated as follows:

Immediately prior to the effective date of the closing of the Business Combination, the board of directors of Golden Path will consist of ~~five~~ six members, four of whom will be nominated by MC. In order to continue to satisfy Nasdaq Capital Market listing standards, at least three of the members of the board of directors will be independent in accordance with Nasdaq listing rules. See section titled “New Golden Path’s Directors and Executive Officers after the Business Combination” for additional information.

An additional paragraph being added under “Timeline of the Merger with MC” on page 89 is as follows:

On August 18, 2022, a conference call meeting was held between Becker, Golden Path, DLA and MC where Becker and Golden Path proposed to nominate Mr. Xu Zhang, the current board member of Golden Path as a nominated director for the combined company after the Business Combination. Mr. Xu Zhang previously practiced law in the United States and his experiences will further strengthen the corporate governance for the combined company after the business combination. DLA and MC confirmed the proposal on August 19, 2022.

The paragraphs on page 109 under “PROPOSAL 2” of the Definitive Proxy Statement are amended and restated as follows:

Golden Path’s shareholders are being asked to approve the appointment of ~~five (5)~~ six (6) members to the Board of Directors of New Golden Path in accordance with the composition contemplated under the Merger Agreement.

Reasons for the Proposal

Assuming completion of the Business Combination, shareholders are being asked to appoint ~~five~~ six directors to the New Golden Path’s board, effective upon completing the Business Combination. The Director Election Proposal is contingent upon the shareholders’ approval of the Business Combination Proposal.

Guohui Kang, Wei Peng, Mi Zhou, Xu Zhang, Han Qin and Jun Liu are being nominated to serve as directors of New Golden Path. Jun Liu is currently a member of our Board of Directors and the chair of audit committee. Xu Zhang is currently a member of our Board of Directors. Pursuant to the terms of the merger agreement, the Board of Directors of New Golden Path will initially consist of four (4) nominees of MC and ~~one (1)~~ two (2) nominees of Golden Path.

For more information on the experience of Guohui Kang, Wei Peng, Mi Zhou, Xu Zhang, Han Qin and Jun Liu, please see the section titled “New Golden Path’s Directors and Executive Officers After the Business Combination” of this Proxy Statement.

The first paragraph on page 196 of the Definitive Proxy Statement is amended and restated as follows:

Pursuant to the terms of the Merger Agreement, New Golden Path’s Board of Directors will consist of ~~five~~ six directors, including ~~three~~ four independent directors, namely Mi Zhou, Xu Zhang, Han Qin and Jun Liu, upon the closing of the Business Combination. Effective as of the closing of the Business Combination, the Board of Directors of New Golden Path will include four persons nominated by MC and two directors nominated by Golden Path. A director is not required to hold any shares in New Golden Path to qualify as a director. The Listing Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors.

The chart of New Golden Path’s directors and executive officers upon the consummation of the Business Combination on page 196 is amended and restated as follows:

Name	Age	Position
Wei Peng	38	Chairman of the Board of Directors
Guohui Kang	45	Director, Chief Executive Officer
Bei Zhen	33	Chief Financial Officer
Guolong Qi	45	Chief Operating Officer
Jianbo Zhou	43	Chief Technology officer
Mi Zhou	33	Independent Director
Xu Zhang	44	Independent Director
Han Qin	38	Independent Director
Jun Liu	50	Independent Director

An additional paragraph being added regarding Xu Zhang’s background on page 197 is as follows:

Xu Zhang will serve as one of New Golden Path’s independent director upon the closing of the Business Combination. He has served as founder and Chief Executive Officer of Beijing Bochuang Education Co., Ltd. since 2010. Mr. Zhang is also an accredited independent counselor and founder for the Beijing NiuXueShe, an online platform for innovative courses since March 2017. From May 2009 to May 2010, Mr. Zhang served as Vice President of Aoji Education Company, one of the largest education service and consulting companies in China, where Mr. Zhang directly supervised the US Education Service and Counsel Division, the Essay and Exam Division, the Sales Division works for Aoji. From July 2007 to January 2008, Mr. Zhang served as a corporate finance law attorney for the Hahn and Hessen LLP in New York City, where he mainly worked on equity formation, corporate finance, hedge fund and private re-financing deals. From February 2008 to May 2009, Mr. Zhang served as a corporate lawyer with the Morrison Foerster LLP based in San Francisco and Hong Kong. Mr. Zhang received a Bachelor in Economics degree from Renmin University of China in 2000, and a Master of Arts in Political Economics at Columbia University in 2004, a Juris Doctor Degree from the Fordham University Law School in 2007, and Law Studies in Taxation Certificate from New York University in 2007. We believe Mr. Zhang is well qualified to serve on our board of directors because of his extensive knowledge and experience in business and law in the U.S. and China.

The paragraph under “Director Independence” on page 198 of the Definitive Proxy Statement is amended and restated as follows:

The NASDAQ listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon closing of the Merger, we expect to have three “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our board has determined that each of Mi Zhou, Xu Zhang, Han Qin and Jun Liu are independent directors under applicable SEC and NASDAQ rules. Following the completion of our initial public offering, our independent directors will have regularly scheduled meetings at which only independent directors are present.

The paragraph under “Audit Committee” on page 198 of the Definitive Proxy Statement is amended and restated as follows:

New Golden Path’s Audit Committee will consist of ~~3~~ 4 Independent Directors, chaired by Mi Zhou. New Golden Path has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. New Golden Path has determined that Mi Zhou qualifies as an “audit committee financial expert.” The Audit Committee oversees New Golden Path’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is responsible for, among other things:

The paragraph under “Nominating Committee” on page 199 of the Definitive Proxy Statement is amended and restated as follows:

We have also established a Nominating Committee of the Board of Directors, which will consist of Xu Zhang, Mi Zhou, Han Qin and Jun Liu. ~~Mi Zhou~~ Xu Zhang will serve as chairman of the Nominating Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.

The paragraph under “Compensation Committee” on page 199 of the Definitive Proxy Statement is amended and restated as follows:

We have established a Compensation Committee of the Board of Directors. The members of our Compensation Committee will be Xu Zhang, Mi Zhou, Han Qin and Jun Liu. Han Qin will serve as chairman of the Compensation Committee. We have adopted a compensation committee charter, which details the principal functions of the Compensation Committee, including:

The chart regarding the beneficial ownership of New Golden Path ordinary shares immediately after the consummation of Business Combination on page 204 is amended and restated as follows:

	New Golden Path ordinary shares		Voting Power
Name and Address of Beneficial Owner(1)	Number	%	(%)
Executive Officers and Directors
Guohui Kang(2)	5,063,006	9.55%	9.55%
Bei Zhen
Guolong Qi
Jianbo Zhou(3)	675,068	1.27%	1.27%
Wei Peng(4)	8,302,047	15.67%	15.67%
Mi Zhou
Xu Zhang
Han Qin
Jun Liu
All Executive Officers and Directors as a group	14,040,121	26.49%	26.49%
5% Or Greater Holders
Best Road Holdings Limited	8,302,047	15.67%	15.67%
Tiger Initiative Investment Ltd	6,750,675	12.74%	12.74%
Super plus Holding Limited	5,063,006	9.55%	9.55%
Import & Export Guojin Development Co., Ltd	5,063,006	9.55%	9.55%
Wu Yue Investment Ltd	4,387,939	8.28%	8.28%
Lucky monkey Holding Limited	4,050,405	7.64%	7.64%
Sensegain Prosperity Holding Limited	3,639,120	6.87%	6.87%
Innovation Spark Technology Limited	3,375,338	6.37%	6.37%

The chart regarding the beneficial ownership of New Golden Path ordinary shares immediately after the consummation of Business Combination, assuming maximum redemption on page 205 is amended and restated as follows:

	New Golden Path ordinary shares		Voting Power
Name and Address of Beneficial Owner	Number	%	(%)
Executive Officers and Directors
Guohui Kang	5,063,006	10.72%	10.72%
Bei Zhen
Guolong Qi
Jianbo Zhou	675,068	1.43%	1.43%
Wei Peng	8,302,047	17.57%	17.57%
Mi Zhou
Xu Zhang
Han Qin
Jun Liu
All Executive Officers and Directors as a group	14,040,121	29.72%	29.72%
5% Or Greater Holders
Best Road Holdings Limited	8,302,047	17.57%	17.57%
Tiger Initiative Investment Ltd	6,750,675	14.29%	14.29%
Super plus Holding Limited	5,063,006	10.72%	10.72%
Import & Export Guojin Development Co., Ltd	5,063,006	10.72%	10.72%
Wu Yue Investment Ltd	4,387,939	9.29%	9.29%
Lucky monkey Holding Limited	4,050,405	8.57%	8.57%
Sensegain Prosperity Holding Limited	3,639,120	7.70%	7.70%
Innovation Spark Technology Limited	3,375,338	7.14%	7.14%

Golden Path Proxy Card, Annex E-4, is amended and restated as follows:

GOLDEN PATH ACQUISITION CORPORATION
100 Park Avenue
New York
New York 10017

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held at 10 a.m., Eastern United States time on September 8, 2022
(Record Date – August 17, 2022)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Shaosen Chen, as the proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the ordinary shares of Golden Path Acquisition Corporation (“Golden Path”), which the undersigned is entitled to vote, as specified below on this card, at the Extraordinary General Meeting of Shareholders of Golden Path Acquisition Corporation, on September 8, 2022, at 10 a.m. Eastern United States time (the “Extraordinary Annual Meeting”). The Extraordinary General Meeting will be a completely virtual Meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Extraordinary General Meeting online, vote and submit your questions during the Extraordinary General Meeting by visiting https://www.cleartrustonline.com/gpco.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”
FOR PROPOSAL 2 AND “FOR” FOR PROPOSALS 1, 3, 4, 5 AND 6 SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: Approval of the Business Combination (the “Business Combination Proposal” or “Proposal 1”).

For	Against	Abstain
☐	☐	☐

PROPOSAL 2: Approval of the appointment of ~~five (5)~~ six (6) members to the Board of directors of Golden Path (the “Director Election Proposal” or “Proposal 2”).

NOMINEES:

Guohui Kang	Wei Peng	Mi Zhou	Han Qin	Jun Liu	Xu Zhang

For All	Withhold All	For All Except
☐	☐	☐
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 3: Approval for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the issuance by Golden Path of an aggregate of 44,554,455 newly issued Golden Path ordinary shares to the MC shareholders pursuant to the Merger Agreement and the issuance of an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate (the “Nasdaq Stock Issuance Proposal” or “Proposal 3”).

For	Against	Abstain
☐	☐	☐

PROPOSAL 4: Approval by way of special resolution to change the name of Golden Path to MicroCloud Hologram Inc. (the “Name Change Proposal” or “Proposal 4”). For the purposes of the laws of the Cayman Islands, the full text of the resolution is as follows: “RESOLVED, as a special resolution, that the Company change its name from “Golden Path Acquisition Corporation” to “MicroCloud Hologram Inc.” and, subject to the provisions of the Companies Act (Revised), the change of name shall take effect immediately from the passing this resolution;”.

For	Against	Abstain
☐	☐	☐

PROPOSAL 5: Approval by way of special resolution of all other changes in connection with the amendment, restatement and replacement of the Golden Path’s memorandum and articles of association including, among other things, (1) making New Golden Path’s corporate existence perpetual, and (2) removing certain provisions related to Golden Path’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination (the “Articles Amendment Proposal” or “Proposal 5”). For the purposes of the laws of the Cayman Islands, the full text of the resolution is as follows: “RESOLVED, as a special resolution, that the Memorandum of Association and the Articles of Association, copies of which are attached to the accompanying proxy statement, be and are hereby adopted as the memorandum and articles of association of the Company in substitution for and to the exclusion of the Company’s existing Memorandum of Association and Articles of Association;”.

For	Against	Abstain
☐	☐	☐

PROPOSAL 6: Approval to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement, which we refer to as the “Adjournment Proposal” or Proposal 6”) and, together with the Business Combination Proposal, the Director Election Proposal, the Nasdaq Stock Issuance Proposal, the Name Change Proposal, the Articles Amendment Proposal and the Adjournment Proposal, the “Proposals.”.

For	Against	Abstain
☐	☐	☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date

Address

Signature of Stockholder	Date

Address

Note: Please sign exactly as your names appear on this proxy. When Golden Path ordinary shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!